                                                                   EXHIBIT 10.76


February 6, 1997

DMX, Inc.
11400 West Olympic Blvd., Suite 1100
Los Angeles, CA 90064-1507

Re: Amendment to Residential Deal

Gentlemen:

     This letter is to confirm our agreement regarding a new rate card for the delivery of DMX in digital homes. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Affiliate Agreement dated as of July 6, 1989 between Satellite Services, Inc. ("Affiliate") and International Cablecasting Technologies, Inc., now known as DMX, Inc. ("DMX").

1. License fees for DMX premium customers who receive the Premium Service through the stand-alone Scientific Atlanta DMX tuner remains at $2.50 per month.

2. Affiliate has the right, but not the obligation, to compress, reconfigure, and re-uplink any or all of the current or future DMX channels into a format compatible with digital video receivers deployed by TCI, an affiliate of TCI, or other third parties. Affiliate may downlink, sell, carry and package all or less than all of the current or future DMX channels in any System in accordance with paragraph 3 below, and shall have the right to deliver such feeds to any third party.

3. Affiliate and affiliates of Affiliate shall have authority to determine whether and in what packages DMX will be included as an a la carte or package offering. Affiliate and DMX shall mutually agree upon the channels which shall be included in any a la carte or package offering.

4. For each Service Subscriber who receives, via a digital receiver, a group of DMX channels as part of a package with one or more other services (i.e., without payment of a separate a la carte fee for receipt of DMX channels), Affiliate will pay a monthly license fee [*] per Service Subscriber.
    For each Service Subscriber who receives, via a digital receiver, a group of DMX channels on an a la carte basis, Affiliate shall pay license fees equal to [*] per Service Subscriber per month.

5. DMX, Inc., on behalf of itself and its parents, subsidiaries, officers, directors, employees, agents and affiliates, hereby releases, acquits, and forever discharges Affiliate and its affiliates, officers, directors, agents, employees, parents, subsidiaries, and related corporations (the "Released Parties"), from any and all causes of action, suits, liabilities, debts, damages, controversies, demands and claims of any nature whatsoever, whether in law or in equity, known or unknown, contingent or non-contingent, accrued or unaccrued, and any and all rights, duties, liabilities and obligations, whether or not presently enforceable, by reason or any matter, event, conduct, fact, or cause whatsoever occurring or existing from the beginning of time through the date hereof (the "Effective Date") and related in any way, directly or indirectly, to license fees owned for the delivery of DMX music services to commercial establishments. DMX shall indemnify and hold harmless the Released Parties from and against any claim, loss or expense brought by any third party in connection with any claim released in this paragraph. Notwithstanding the foregoing, if the merger contemplated by the Agreement and Plan of Merger by and among Tele-Communications, Inc., TCI Music, Inc., TCI Music Merger Sub, Inc., and DMX is completed (the "Completion Date"), the Effective Date shall be the Completion Date.

6. Effective upon the Completion Date (if the Completion Date occurs), the obligation of DMX to pay Affiliate the sum of $400,000 as set forth in the letter agreement dated as of December 7, 1994 between DMX and Affiliate shall be forgiven.

     If the foregoing accurately conveys our agreement, please sign below in the space indicated and return a copy to me.

                                         Very truly yours,

                                         /s/ Madison E. Bond

                                         Madison E. Bond
                                         Senior Vice President, Programming

ACCEPTED AND AGREED TO:



By:    /s/ Jerold H. Rubinstein
       _____________________________
Name:  Jerold H. Rubinstein
       _____________________________
Title: Chairman of the Board and CEO
       _____________________________